EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate July 28, 2011

Macatawa Bank Corporation Reports Second Quarter Results

Holland, Michigan, July 28, 2011 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the second quarter of 2011, showing continued improvement in all key operating metrics and capital ratios.
•	Net income increased to $2.4 million, compared to $1.7 million in the same quarter of last year
•	Continued improvement in asset quality metrics, with nonperforming loans down 28 percent and total past due loans down 26 percent from previous quarter end
•	Net charge offs of $2.9 million, down 54 percent from $4.6 million in the second quarter of 2010 - lowest in nearly 3 years
•	Completed common stock offering resulting in net proceeds of $20.4 million
•	Capital ratios now above Consent Order requirements and comfortably above minimums ordinarily required for "well capitalized" institutions

Macatawa reported net income available to common shares of $2.4 million, or $0.13 per diluted share, in the second quarter 2011 compared to net income of $1.7 million, or $0.10 per diluted share, for the second quarter 2010. For the first six months of 2011, the Company reported net income of $3.7 million in 2011 compared to a net loss of $19.4 million for the same period in 2010.

"The second quarter of 2011 was very positive for the Company," said Richard L. Postma, Chairman of the Board of the Company. "Our earnings and every key asset quality metric continued to improve. The Company successfully completed its stock offering in June, 2011 and raised over $20 million in common stock by offering shares directly to current shareholders and the community. We were able to achieve our capital raising goals on a local basis, without having to conduct an underwritten offering, and at a price in excess of - not at a discount to - book value per share. The Bank is now in compliance with all of the requirements of its Consent Order. We look forward to continuing to work with the Bank's regulators as we progress toward our goal of eventually having the Consent Order removed. The successful completion of the offering was an important step toward achieving that goal."

Mr. Postma continued: "We believe that our improved results reflect the disciplined approach we began to implement in late 2009. We will continue to adhere to this approach in the management of the Company and focus our efforts on addressing areas needing further improvement, especially the continued reduction of the Bank's level of non-performing assets. The Company also now has a capital base that will support future organic growth and consideration of future strategic opportunities. As we look toward the future with a renewed sense of energy and purpose, our mission continues to be to serve West Michigan as an exceptional locally-owned and locally-managed bank."

Operating Results

Net interest income for the second quarter 2011 totaled $11.8 million, an increase of $184,000 from the first quarter 2011 and a decrease of $1.0 million from the second quarter 2010. Net interest margin was 3.39 percent, up 17 basis points from 3.22 percent on a consecutive quarter basis, and up 10 basis points from 3.29% for the second quarter 2010. This margin improvement is primarily a result of our efforts to reduce the amount of our higher costing wholesale funding.

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Macatawa Bank Corporation 2Q Results / page 2 of 4

Average interest earning assets for the second quarter 2011 decreased $62.1 million from the first quarter 2011 and were down $179.9 million from the second quarter 2010, negatively impacting net interest income. The decreases in assets reflected the Bank's continued focus on capital ratio maintenance, liquidity improvement, and reduction in credit exposure within certain segments of its loan portfolio.

Non-interest income was stable at $3.6 million for the second quarter 2011 compared to the first quarter 2011, and was down $2.7 million from the second quarter 2010. The decrease from the second quarter 2010 was primarily due to a $2.7 million gain recognized in the second quarter 2010 on the sale of our investment securities portfolio.

Non-interest expense was $15.0 million for the second quarter 2011, compared to $15.4 million for the first quarter 2011 and $14.3 million for the second quarter 2010. The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which were down $692,000 in the second quarter 2011 compared to the first quarter 2011, but up $1.3 million compared to the second quarter of 2010. FDIC insurance assessments remained elevated at $841,000 as a result of higher assessment rates implemented by the FDIC, but did decrease $137,000 compared to the first quarter 2011 and were $352,000 lower than the second quarter 2010 primarily due to the reduction in the size of the bank.

When excluding nonperforming asset costs and FDIC assessments, non-interest expense was $10.4 million for the most recent quarter, up $391,000 from $10.0 million in the first quarter 2011 and down $218,000 from $10.6 million for the second quarter 2011.

Asset Quality

As a result of the continued decline in net charge-offs, consistent improvements in nonperforming loans and delinquencies over the past four quarters, and continued shrinkage of the loan portfolio, the provision for loan losses for the second quarter 2011 was a negative $2.0 million. The provision for loan losses was a negative $1.45 million for the first quarter 2011, and $1.8 million in the second quarter 2010. Net charge-offs for the second quarter 2011 were at the lowest quarterly level since the third quarter of 2008 at $2.9 million, compared to $3.6 million for the first quarter 2011, and $6.3 million for the second quarter 2010.

The allowance for loan losses of $37.5 million was 3.41 percent of total loans at June 30, 2011, compared to 3.67 percent of total loans at March 31, 2011, and 4.12 percent at June 30, 2010. While this overall loan coverage ratio declined, the more important ratio of loan loss reserve coverage to nonperforming loans continued to significantly improve, nearly reaching a 1 to 1 coverage at 92.66 percent at June 30, 2011, compared to 75.48 percent at March 31, 2011, and 59.21 percent at June 30, 2010. This ratio is at its highest level since June 2007.

At June 30, 2011, the Company's non-performing loans were $40.4 million, representing 3.68% of total loans, the lowest level since the third quarter of 2007. This compares to $56.1 million (4.86% of total loans) at March 31, 2011, and $95.1 million (6.96% of total loans) at June 30, 2010. Other-real-estate-owned is higher at $65.4 million at June 30, 2011 compared to $65.0 million at March 31, 2011, and $48.8 million at June 30, 2010. These balances have increased as our problem loans have migrated through the normal collection process. However, the total of nonperforming loans and other-real-estate-owned has decreased by $37.9 million, over 26 percent, from June 30, 2010 to June 30, 2011.

A break-down of non-performing loans is shown in the table below.
Dollars in 000s	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Commercial Real Estate	$33,715	$43,039	$60,186	$72,310	$81,319
Commercial and Industrial	4,814	11,180	12,170	8,326	10,418
Total Commercial Loans	38,529	54,219	72,356	80,636	91,737
Residential Mortgage Loans	1,091	389	1,830	2,702	1,976
Consumer Loans	825	1,489	1,175	1,110	1,345
Total Non-Performing Loans	$40,445	$56,097	$75,361	$84,448	$95,058
Residential Developer Loans (a)	$16,070	$20,715	$22,137	$32,822	$37,939

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate

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Macatawa Bank Corporation 2Q Results / page 3 of 4

Total non-performing assets were $105.9 million, or 7.0 percent of total assets, at June 30, 2011. A break-down of non-performing assets is shown in the table below.
Dollars in 000s	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Non-Performing Loans	$40,445	$56,097	$75,361	$84,448	$95,058
Other Repossessed Assets	6	22	50	130	81
Other Real Estate Owned	65,432	64,992	57,984	53,982	48,672
Total Non-Performing Assets	$105,883	$121,111	$133,395	$138,560	$143,811

Balance Sheet, Liquidity and Capital

Total assets were $1.52 billion at June 30, 2011, a decrease of $59.6 million from $1.58 billion at December 31, 2010. Total loans were $1.10 billion at June 30, 2011, down $118.0 million from $1.22 billion at December 31, 2010.

Commercial loans decreased by $97.3 million, representing the majority of the decrease in total loans since December 31, 2010. The commercial real estate portfolio was reduced by $64.3 million as the Company continued its efforts to reduce exposure in these segments. Commercial and industrial loans declined by $33.0 million.

The composition of the commercial loan portfolio is shown in the table below:
Dollars in 000s	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Construction and development	$115,783	$121,147	$133,228	$139,579	$150,443
Other commercial real estate	489,138	504,600	535,960	548,071	582,882
Commercial Loans Secured by Real Estate	604,921	625,747	669,188	687,650	733,325
Commercial and Industrial	231,670	260,669	264,680	285,924	314,087
Total Commercial Loans	$836,591	$886,416	$933,868	$973,574	$1,047,412
Residential Developer Loans (a)	$83,612	$91,626	$95,736	$106,372	$120,344

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate

The reduction in loans since year-end 2010 allowed the Company to continue its reduction of wholesale funding. Since December 31, 2010, wholesale funding, including out-of-market deposits acquired through brokers and other borrowed funds, decreased by $45.9 million. Total deposits were $1.20 billion at June 30, 2011, down $74.1 million from $1.28 billion at December 31, 2010, as the Bank continued to encourage run-off of brokered deposits and higher priced local certificates of deposit. Customer deposit accounts remain fully insured to the highest levels available under the FDIC insurance programs.

The Bank's capital ratios continued to improve in the second quarter 2011. At June 30, 2011, all of the regulatory capital ratios for Macatawa Bank were maintained at levels comfortably above those ordinarily required to be categorized as "well capitalized" under applicable regulatory capital guidelines, and were in excess of the levels required by its Consent Order. Because the Bank is subject to the Consent Order, it cannot be categorized as "well capitalized" regardless of actual capital levels.

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About Macatawa Bank / page 4 of 4

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "will," "continue," "progress," "toward," "goal," "eventually," "step," "believe," "began," "focus," "efforts," "further," "future," "consideration," "strategic," "opportunities," "mission" and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our credit quality metrics, the removal of the Bank's Consent Order, our ability to reduce our level of non-performing assets, and future organic growth and consideration of future strategic opportunities. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other-real-estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on Macatawa Bank Corporation and its shareholders. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended June 30		Six Months Ended June 30
EARNINGS SUMMARY	2011	2010	2011	2010
Total interest income	$15,490	$19,537	$31,343	$40,475
Total interest expense	3,708	6,719	7,963	14,629
Net interest income	11,782	12,818	23,380	25,846
Provision for loan loss	(2,000)	1,800	(3,450)	21,510
Net interest income after provision for loan loss	13,782	11,018	26,830	4,336
NON-INTEREST INCOME
Deposit service charges	969	1,063	1,918	2,128
Net gains on mortgage loans	262	399	697	580
Trust fees	620	797	1,271	1,686
Other	1,765	4,063	3,409	5,396
Total non-interest income	3,616	6,322	7,295	9,790
NON-INTEREST EXPENSE
Salaries and benefits	5,600	5,554	10,947	11,005
Occupancy	989	989	2,000	2,041
Furniture and equipment	829	888	1,646	1,869
FDIC assessment	841	1,192	1,819	2,450
Administration and disposition of problem assets	3,741	2,464	8,175	7,999
Other	2,997	3,202	5,846	6,851
Total non-interest expense	14,997	14,289	30,433	32,215
Income (loss) before income tax	2,401	3,051	3,692	(18,089)
Income tax expense (benefit)	-	1,303	-	1,303
Net income (loss)	$2,401	$1,748	$3,692	$(19,392)
Dividends declared on preferred shares	-	-	-	-
Net income (loss) available to common shares	$2,401	$1,748	$3,692	$(19,392)

Basic earnings per common share	$0.13	$0.10	$0.20	$(1.10)
Diluted earnings per common share	$0.13	$0.10	$0.20	$(1.10)
Return on average assets	0.63%	0.41%	0.48%	-2.23%
Return on average equity	13.24%	10.32%	10.44%	-51.25%
Net interest margin	3.39%	3.29%	3.31%	3.26%
Efficiency ratio	97.40%	74.66%	99.21%	90.40%

BALANCE SHEET DATA Assets	June 30 2011	December 31 2010	June 30 2010
Cash and due from banks	$21,889	$21,274	$26,311
Federal funds sold and other short-term investments	244,816	214,853	118,825
Securities available for sale	22,735	9,120	20,112
Securities held to maturity	-	83	83
Federal Home Loan Bank Stock	11,236	11,932	12,275
Loans held for sale	467	2,537	1,431
Total loans	1,099,176	1,217,196	1,364,881
Less allowance for loan loss	37,477	47,426	56,286
Net loans	1,061,699	1,169,770	1,308,595
Premises and equipment, net	56,155	56,988	59,770
Acquisition intangibles	191	322	455
Bank-owned life insurance	25,480	25,014	24,675
Other real estate owned	65,432	57,984	48,672
Other assets	8,532	8,384	28,543
Total Assets	$1,518,632	$1,578,261	$1,649,747

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$295,667	$255,897	$263,324
Interest-bearing deposits	906,889	1,020,723	1,049,377
Total deposits	1,202,556	1,276,620	1,312,701
Other borrowed funds	174,270	185,336	222,003
Subordinated debt	1,650	1,650	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	6,765	5,575	5,915
Total Liabilities	1,426,479	1,510,419	1,583,507
Shareholders' equity	92,153	67,842	66,240
Total Liabilities and Shareholders' Equity	$1,518,632	$1,578,261	$1,649,747

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	2011	2010
EARNINGS SUMMARY
Net interest income	$11,782	$11,598	$12,284	$12,437	$12,818	$23,380	$25,846
Provision for loan loss	(2,000)	(1,450)	400	550	1,800	(3,450)	21,510
Total non-interest income	3,616	3,679	4,508	3,726	6,322	7,295	9,790
Total non-interest expense	14,997	15,436	15,557	14,910	14,289	30,433	32,215
Federal income tax expense (benefit)	-	-	-	-	1,303	-	1,303
Net income (loss)	2,401	1,291	835	703	1,748	3,692	(19,392)
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income (loss) available to common shares	$2,401	$1,291	$835	$703	$1,748	$3,692	$(19,392)
Basic earnings per common share	$0.13	$0.07	$0.05	$0.04	$0.10	$0.20	$(1.10)
Diluted earnings per common share	$0.13	$0.07	$0.05	$0.04	$0.10	$0.20	$(1.10)

MARKET DATA
Book value per common share	$$2.18	$2.04	$1.96	$1.91	$1.87	$2.18	$1.87
Tangible book value per common share	$2.17	$2.02	$1.94	$1.89	$1.85	$2.17	$1.85
Market value per common share	$2.77	$2.48	$4.12	$1.48	$1.20	$2.77	$1.20
Average basic common shares	18,964,150	17,679,621	17,679,884	17,677,284	17,692,231	18,325,434	17,694,269
Average diluted common shares	18,964,150	17,679,621	17,679,884	17,677,284	17,692,231	18,325,434	17,694,269
Period end common shares	27,083,823	17,679,621	17,679,621	17,680,211	17,682,458	27,083,823	17,682,458

PERFORMANCE RATIOS
Return on average assets	0.63%	0.33%	0.20%	0.17%	0.41%	0.48%	-2.23%
Return on average equity	13.24%	7.49%	4.93%	4.21%	10.32%	10.44%	-51.25%
Net interest margin (fully taxable equivalent)	3.39%	3.22%	3.38%	3.22%	3.29%	3.31%	3.26%
Efficiency ratio	97.40%	101.04%	92.65%	92.25%	74.66%	99.21%	90.40%
Full-time equivalent employees (period end)	402	385	382	387	391	402	391

ASSET QUALITY
Gross charge-offs	$4,430	$4,132	$5,637	$5,114	$6,851	$8,562	$21,087
Net charge-offs	$2,866	$3,633	$5,167	$4,644	$6,296	$6,499	$19,847
Net charge-offs to average loans (annualized)	1.01%	1.23%	1.66%	1.41%	1.79%	1.12%	2.75%
Nonperforming loans	$40,445	$56,097	$75,361	$84,448	$95,058	$40,445	$95,058
Other real estate and repossessed assets	$65,438	$65,014	$58,034	$54,112	$48,753	$65,438	$48,753
Nonperforming loans to total loans	3.68%	4.86%	6.19%	6.61%	6.96%	3.68%	6.96%
Nonperforming assets to total assets	6.97%	7.78%	8.45%	8.49%	8.72%	6.97%	8.72%
Allowance for loan loss	$37,477	$42,343	$47,426	$52,192	$56,286	$37,477	$56,286
Allowance for loan loss to total loans	3.41%	3.67%	3.90%	4.08%	4.12%	3.41%	4.12%
Allowance for loan loss to nonperforming loans	92.66%	75.48%	62.93%	61.80%	59.21%	92.66%	59.21%

CAPITAL & LIQUIDITY
Average equity to average assets	4.80%	4.40%	4.14%	4.09%	4.02%	4.60%	4.36%
Tier 1 capital to average assets (Consolidated)	8.06%	5.84%	5.82%	5.42%	5.25%	8.06%	5.25%
Total capital to risk-weighted assets (Consolidated)	12.71%	10.34%	9.65%	9.30%	8.81%	12.71%	8.81%
Tier 1 capital to average assets (Bank)	8.22%	7.11%	7.10%	6.55%	6.31%	8.22%	6.31%
Total capital to risk-weighted assets (Bank)	11.94%	10.42%	9.68%	9.23%	8.70%	11.94%	8.70%

END OF PERIOD BALANCES
Total portfolio loans	$1,099,176	$1,153,992	$1,217,196	$1,278,298	$1,364,881	$1,099,176	$1,364,881
Earning assets	1,378,064	1,417,783	1,453,041	1,480,046	1,517,318	1,378,064	1,517,318
Total assets	1,518,632	1,557,235	1,578,261	1,611,395	1,649,747	1,518,632	1,649,747
Deposits	1,202,556	1,264,665	1,276,620	1,279,710	1,312,701	1,202,556	1,312,701
Total shareholders' equity	92,153	69,153	67,842	66,992	66,240	92,153	66,240

AVERAGE BALANCES
Total portfolio loans	$1,139,049	$1,183,517	$1,244,148	$1,319,029	$1,408,672	$1,161,160	$1,440,826
Earning assets	1,375,513	1,437,638	1,423,287	1,515,501	1,555,372	1,406,404	1,601,988
Total assets	1,513,507	1,565,782	1,634,249	1,634,249	1,686,311	1,539,500	1,735,525
Deposits	1,217,254	1,263,115	1,224,156	1,297,498	1,341,243	1,240,057	1,367,824
Total shareholders' equity	72,553	68,924	67,735	66,860	67,733	70,749	75,669